EXHIBIT 4.1
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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


           SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

    12% CONVERTIBLE SUBORDINATED PAY-IN-KIND NOTE DUE 2001

$_________
                                              January ___, 1998

ALL CAPITALIZED TERMS SHALL BE DEEMED TO HAVE THE DEFINITIONS ASCRIBED TO THEM IN THE PURCHASE AGREEMENTS, AS DEFINED IN SECTION 1 OF THIS DOCUMENT.

     1. PRINCIPAL AND INTEREST. SUNRISE TECHNOLOGIES INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor), for value received, hereby promises to pay to the order of ______________, or any successor in interest registered on the books of the company (the "Holder") in lawful money of the United States at the address of the Holder set forth below, the principal sum of ____________________ and 00/100 Dollars ($_________) on December 15, 2001 (the "Maturity Date") (unless earlier converted into shares of Common Stock (as hereinafter defined, as described in Section 2), together with simple interest from the date hereof, computed on the basis of a 360-day year of twelve 30-day months in arrears from the date of original issuance hereof or for the most recent date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 (each hereinafter called an "Interest Payment Date") to Holders of record of the Notes at the close of business on the immediately preceding June 15 or December 15, whether or not a Business Day, in each year commencing July 15, 1998, at the rate set forth in the following paragraph until the principal hereof is paid or made available for payment.

          The interest rate on this Note will be 12% per annum from the date of original issuance. On each Interest Payment Date through and including the Extended Maturity Date, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest in cash on this Note pay interest on this Note through the issuance of additional notes (the "Secondary Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash. On each such Interest Payment Date, the Company shall have authenticated the Secondary Notes for


















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original issuance to each holder on the relevant Record Date in the aggregate principal amount required to pay such interest. Notwithstanding any other provision of this paragraph to the contrary, the Company may pay in cash in lieu of issuing Secondary Notes in any denomination of less than $500, which shall be determined with respect to the aggregate amount of Notes held by each holder as shown by the records of the Company.

          Except as previously provided herein, the terms "Note" or "Notes" shall include all Secondary Notes that may be issued hereunder.
The Company shall have the right to extend the term of this Note for an additional period commencing on the date immediately following the Maturity Date and terminating on January 15, 2003 (the "Extended Maturity Date"), which extension will result in the issuance of additional Warrants, as defined below, to the Holder.

          Upon payment in full of all principal and interest payable hereunder or conversion as provided in Section 2, this Note shall be surrendered to the Company for cancellation.

          This Note and certain other similar notes aggregating
$9,350,000 principal amount have been issued pursuant to a U.S. Note and Warrant Purchase Agreement dated of even date herewith among the Company, the Holder and certain other investors (the "U.S. Purchase Agreement") and an Offshore Note and Warrant Purchase Agreement dated of even date herewith among the Company, the Holder and certain other investors (the "Offshore Purchase Agreement"). Pursuant to the U.S. Purchase Agreement and the Offshore Purchase Agreement (collectively, the "Purchase Agreements"), warrants (the "Warrants") to purchase the Company's Common Stock have also been issued to the Holder.

     2.   CONVERSION.

          (a) HOLDER'S RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Section 2, the Holder of this Note shall be entitled, at his option, at any time on or after January 15, 1998, to convert the principal amount of this Note (or any portion hereof that is a multiple of $1,000 or a whole multiple thereof) into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at the conversion price (the "Conversion Price") of $3.00 for each share of Common Stock (appropriately adjusted for any combination, consolidation, stock split or other recapitalization).

          (b) COMPANY'S RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Section 2, the Company shall be entitled, at its option, any time after January 15, 1999, if the Current Market Price exceeds $10.00 per share (appropriately adjusted for any combination, consolidation, stock split or recapitalization), to convert the principal amount of this Note (or any portion hereof that is a multiple of $1,000 or a whole multiple thereof) into shares of the Common Stock at a conversion price of $3.00 per share (appropriately adjusted for any combination, consolidation, stock split or other recapitalization).

          (c) AUTOMATIC CONVERSION. This Note shall be automatically converted into shares of Common Stock at the Conversion Price immediately upon the closing of a merger with














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or into any other corporation, or a reorganization, or a sale or conveyance of all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent).

          (d) MECHANICS OF CONVERSION. Before any Holder of this Note shall be entitled to convert the same into shares of Common Stock, he shall surrender this Note at the office of the Company or of any transfer or conversion agent for this Note and shall deliver the conversion notice attached hereto (the "Conversion Notice") to the Company (which shall be irrevocable) at such office that he elects to convert the same (except that no such Conversion Notice shall be necessary in the event of an automatic conversion pursuant to Section 2(c) hereof). If so required by the Company, this Note and the Conversion Notice shall also be accompanied by proper assignments thereof to the Company or in blank for transfer and any requisite federal and state transfer taxes. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of this Note certificate(s) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid and a check or cash in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted (except that in the case of an automatic conversion pursuant to Section 2(c) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in
Section 2(c) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock on such date.

          (e) RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which this Note is convertible into the same or a different number of securities of any class or classes, the shares of Common Stock or other securities into which this Note is convertible shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which the Holder would have been entitled if immediately prior to such change the Holder had acquired the shares of Common Stock or other securities into which this Note is convertible. If shares of the Company's Common Stock or other securities purchasable hereunder are subdivided or combined into a greater or smaller number of shares, the Conversion Price under this Note shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities into which this Note is convertible will be made to the Conversion Price under this Note.

          (f) NOTICE OF ADJUSTMENT. Upon any adjustment of the securities issuable upon conversion of this Note, the Conversion Price for the shares, and/or any increase or decrease in the number of shares into which this Note is convertible upon conversion of this Note, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.














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          (g)  FRACTIONAL SHARES.  The Company shall not be required to issue fractions of shares of Common Stock upon conversion of this Note. In lieu of any fractional shares to which the Holder of this Note would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board of Directors of the Company, whose determination shall be conclusive.

          (h)  RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The
Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion in full of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in full of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Common Stock into which this
Note is convertible such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion in full of the Common Stock into which this Note is convertible; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in full of the Common Stock into which this Note is convertible, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i) NO RIGHTS AS STOCKHOLDER. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the conversion hereof.

     3.   SUBORDINATION.

          (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors, government instrumentalities or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

          (b) The Company agrees and the Holder of this Note, by acceptance thereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon: (i) an event of default under any Senior Indebtedness; or
(ii) any dissolution, winding up or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the Holder of this Note shall not be entitled to receive, any amount in respect of the principal and interest of this Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon: (1) an event of default under any Senior Indebtedness; or (2) any













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dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the Holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 3(b) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness).

          (c) This Section 3 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on this Note or to affect the relative rights of the Holder of this Note and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

     4. REDEMPTION. This Note may not be redeemed prior to the Maturity Date. Should the Company elect to extend the term of this Note, the Note may not be redeemed prior to the Extended Maturity Date.

     5. PLACE OF PAYMENT. All payments due to the Holder hereunder shall be paid to the Holder at the address which the Holder shall have given written notice to the Company.

     6. EVENTS OF DEFAULT AND REMEDIES. If any of the following events of default (individually, an "Event of Default") shall occur for any reason whatsoever (and whether it shall be voluntary or involuntary or occur or be affected by operation of law or otherwise):

          (a) The Company fails to make payment when due of any principal or interest payable under this Note, and such failure continues for a period of ten days after written notice that such payment is due and unpaid;

          (b) The Company defaults in the observance or performance of any material agreement or condition under this Note or the Warrants, and such default continues for a period of 30 days after written notice of such default is given to the Company by the Holder;

          (c) Any representation or warranty made by the Company in the Purchase Agreements shall prove to have been false in any material respect on the date when made;
















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          (d)  The Company shall default under any material agreement for borrowed money which causes the other party thereto to accelerate such obligation;

          (e) The Company shall: (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) take appropriate action for the purpose of any of the foregoing; or

          (f) A court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial amount of its properties, or if an order for relief with respect to the Company shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company, and such order or petition shall not be dismissed or stayed within 70 days after the date of such filing, then automatically upon the occurrence of such Event of Default the entire unpaid principle amount of, and the unpaid accrued interest on, this Note shall become immediately due and payable.

     7. ADDITIONAL REMEDIES. If any Event of Default hereunder shall have occurred, the Holder may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to it in respect thereof under the terms of this Note or applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy is intended to be exclusive and each such remedy shall be cumulative.

     8.   TRANSFER.

          (a) The transfer of this Note is registrable by the Holder hereof in person or by his attorney duly authorized in writing on the books of the Company. Upon surrender and cancellation of this Note upon any such transfer, a new Note for the same aggregate principal amount will be issued to the transferee in exchange herefor.

          (b) The Company and any transfer or conversion agent may deem and treat the person in whose name this Note shall be registered upon the books of the Company as the absolute owner of this Note (whether or not his Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer or conversion agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.













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     9.   ATTORNEY FEES.  If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

     10. NOTICES. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at 47265 Fremont Boulevard, Fremont, California 94538 Attention: Mr. Timothy A. Marcotte.

          Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by telecopier with written confirmation, at the earlier of: (i) 24 hours after confirmation of transmission by the sending telecopier machine; or (ii) delivery of written confirmation.

     11. AMENDMENTS, CONSENTS AND WAIVERS. This Note may be amended at any time and from time to time to add to, eliminate or modify the terms and provisions hereof and the rights of the Holder hereunder with the written consent of the Company and the Holder; provided, however, that no such change shall terminate or impair the subordination provisions of this Note without the prior written consent of the holders of Senior Indebtedness. Any amendment, waiver or consent by the Holder of this Note shall be conclusive and binding upon such Holder and any future Holder of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such amendment, waiver or consent is made upon this Note or such exchanged or substituted Note. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

     12. NO RECOURSE. No recourse shall be had for the payment of the principal or interest on this Note, or any claim based hereon, or otherwise in respect hereof, this Note, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.




















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     13.  PAYMENT DUE ON HOLIDAYS.  If the principal of or interest on this Note falls due on a Saturday, Sunday or legal holiday at the place of payment, such payment shall be made on the next succeeding business day and such extended time shall be included in computing interest.

     14. SEVERABILITY. If any provision of this Note shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Note that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

     15. GOVERNING LAW. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.

                              SUNRISE TECHNOLOGIES INTERNATIONAL,
                              INC.


                              BY:
                                   --------------------------------
                                   NAME:  C. Russell Trenary, III
                                   TITLE:  President and
                                           Chief Executive Officer

Attest:


BY:
     --------------------
     NAME:  Eric M. Fogel
     TITLE: Secretary


































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